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                                                                    Exhibit 10.3

                      MONDAY LTD 2003 SHARE INCENTIVE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to aid the Company and its Affiliates in recruiting, retaining and rewarding key employees and service providers of outstanding ability and to motivate such employees and service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it and its shareholders will benefit from the added interest which such key employees and service providers will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.       DEFINITIONS

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a) Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Committee in which the Company or an Affiliate has an interest.

         (b) Award: An Option, Share Appreciation Right, Restricted Share, Restricted Share Unit or Other Share-Based Award granted pursuant to the Plan.

         (c) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

         (d)      Board: The Board of Directors of the Company.

         (e)      Change in Control: Shall mean the first to occur of:

                  (i) an individual, corporation, partnership, group, association or other entity or Person, other than the Company or any employee benefit plan(s) sponsored by the Company or its Affiliates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

                  (ii)     individuals who constitute the Board (or analogous
                           body) of the Company as of the date of the initial public offering of Shares ("IPO") (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority thereof; provided that any Approved Director (as defined below) shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An "APPROVED DIRECTOR" shall mean any person becoming a director subsequent to the date of the IPO whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company, in which such person is named as nominee of the Company, for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an individual
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                           corporation, partnership, group, association or other
                           entity or "person" other than the Board; or

                  (iii) the consummation of the transactions contemplated by a plan or agreement providing (A) for an amalgamation, merger or consolidation of the Company, other than with a wholly-owned Subsidiary and other than an amalgamation, merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company; provided that if any of the transactions enumerated in this subsection (iii) occurs, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan (and if no such determination is made, the date on which the transaction in question is closed); or

                  (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred with respect to a Participant if such Participant is part of the purchasing group that consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing entity or group (except for: (x) passive ownership of less than one percent (1%) of the shares of the purchasing entity; or (y) ownership or equity participation in the purchasing entity or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the directors who are not such Participants).

         (f) Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

         (g) Committee: A committee of the Board that has been designated by the Board to administer the Plan. After the initial public offering of the Company, such committee shall consist of "non-employee directors" (as defined in Rule 16b-3 of the Exchange Act).

         (h) Company: Monday Ltd, an exempted company registered in Bermuda under Number 31922.

         (i) Effective Date: The date the shareholders of the Company approve the Plan.

         (j) Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

         (k) Exercise Price: The purchase price per Share under the terms of an Option or a Share Appreciation Right, as determined pursuant to Section 6(a) or 8(b), respectively, of the Plan.

         (l) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities


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                  exchange on which such Shares are listed or admitted to
                  trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the Shares of the Company, the Fair Market Value on the date of such initial public offering shall be the price at which the initial public offering was made; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

         (m)      LSAR: A limited share appreciation right granted pursuant to
                  Section 8(d) of the Plan.

         (n) Maximum Number: The number of Shares set forth in Section 3 of the Plan

         (o) Option: A share option granted pursuant to Section 6 of the Plan.

         (p) Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.

         (q) Participant: An employee of, or any Person who performs services for, the Company or an Affiliate who is selected by the Committee to participate in the Plan.

         (r) Person: An individual, corporation, partnership, limited partnership, syndicate, person (including without limitation a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity.

         (s) Plan: Monday Ltd 2003 Share Incentive Plan, as may be amended from time to time.

         (t)      Restricted Share: A restricted share granted pursuant to
                  Section 7 of the Plan.

         (u) Restricted Share Unit: A restricted share unit, granted pursuant to Section 7 of the Plan, that represents the right to receive a Share.

         (v) Securities Act: The U.S. Securities Act of 1933, as amended, or any successor thereto.

         (w) Shares: Class A common shares, par value $0.0001 per share, of the Company.

         (x) Share Appreciation Right: A share appreciation right granted pursuant to Section 8 of the Plan.

         (y) Subsidiary: Any entity that, directly or indirectly, is controlled by the Company, or any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

3.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided below, the aggregate number of Shares available for issuance by the Company under the Plan, the Monday Ltd 2003 Non-Management Share-Based Plan ("NON-MANAGEMENT SHARE


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PLAN") and the Monday Ltd 2003 Non-Employee Directors' Incentive Plan
("DIRECTORS' INCENTIVE PLAN") shall not exceed      million (the "MAXIMUM
NUMBER"). The Shares will consist of newly issued Shares or Shares purchased by a direct or indirect Subsidiary. The issuance or transfer of Shares or the payment of cash upon the exercise or payment of an Award or any Award under the Non-Management Share Plan or Directors' Incentive Plan shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards or any Award under the Non-Management Share Plan or Directors' Incentive Plan that terminate, lapse or are cancelled or which are purchased in the open market by a direct or indirect Subsidiary may again be used to satisfy Awards under the Plan. For purposes of this Plan, Shares purchased by a direct or indirect Subsidiary used to satisfy Awards shall not count against the Maximum Number. No fractional Shares shall be issued pursuant to an Award, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. If any Award is satisfied in newly issued Shares or Shares purchased by a direct or indirect Subsidiary, it will be a condition of issuance that the Participant agrees to pay to the Company the aggregate par value of such Shares, if such value has not already been paid, in the form of either cash or the promise to provide future services.

4.       ADMINISTRATION

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under the Plan as it may deem necessary. The Committee may grant Awards under the Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan or any Award document, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan as described herein shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all Persons (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions), in each case consistent with the provisions of the Plan.

5.       LIMITATIONS

         No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but the term of any Award theretofore granted may extend beyond that date.

6.       TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options for U.S. federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award documents, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:


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         (a)      Exercise Price; Exercisability. The Exercise Price per Share
                  under an Option shall be determined by the Committee; provided, however, that, except in the case of substitute Awards, such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. Options shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

         (b) Term. The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant.

         (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award document, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company (or its designated Plan administrator) and, if applicable, the date payment is received by the Company pursuant to clauses (i),
                  (ii) or (iii) in the following sentence. The Exercise Price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check),
                  (ii) to the extent permitted by the Committee, by transferring to a nominee of the Company Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established in accordance with U.S. generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been registered in the Company's register of shareholders and, if applicable, the Participant has satisfied any other conditions imposed by the Committee.

         (d) Attestation. Wherever in this Plan or any Award document a Participant is permitted to pay the Exercise Price by delivering Shares to a nominee of the Company, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.       TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

         (a) Grants. The Committee is hereby authorized to grant Awards of Restricted Shares and or Restricted Share Units to Participants with the following terms and conditions.

                  (i) Restrictions. Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment over a specified period or the attainment of specified performance objectives or performance goals) which restrictions may lapse


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                           separately or concurrently at such time or times, in
                           such installments or otherwise, as the Committee may deem appropriate.

                  (ii) Registration. Any Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares.

                  (iii) Termination. Except as otherwise determined by the Committee whether in an Award document or otherwise, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Restricted Shares and Restricted Share Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company for consideration in the amount of the par value of the relevant Restricted Shares and Restricted Share Units.

8.       TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

         (a) Grants. The Committee also may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this
                  Section 8 (or such additional limitations as may be included in an Award document).

         (b) Terms. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The Exercise Price per Share of a Share Appreciation Right shall be an amount determined by the Committee. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Exercise Price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Exercise Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company (or its designated Plan administrator) shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.

         (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.


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         (d)      Limited Share Appreciation Rights. The Committee may grant
                  LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, specify that payment will be made only in cash and provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Share Appreciation Right" is used in the Plan, such term shall include LSARs.

9.       OTHER SHARE-BASED AWARDS

         The Committee, in its sole discretion, may grant to Participants such other Awards including, without limitation, dividends and dividend equivalents and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares ("OTHER SHARE-BASED AWARDS"). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made;
(ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and nonassessable).

10.      ADJUSTMENTS UPON CERTAIN EVENTS

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

         (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction or other variation of share capital similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or type of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the grant, purchase or Exercise Price of any Award or, if deemed appropriate, the provision for a cash payment to the holder of an outstanding Award and/or (iii) any other affected terms of any Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

         (b) Change in Control. (i) Except to the extent specifically provided to the contrary in any Award document and subject to
                  Section 10(c), upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

         (c) Committee Discretion. In connection with a Change in Control or a transaction described in Section 10(a), the Committee may, along with any other action authorized by Section 10(a) in its discretion (i) cancel any or all outstanding Awards


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                  under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable and had been fully exercised, or if any restrictions applicable to such Award automatically had lapsed immediately prior to such transaction, less the Exercise Price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee's discretion. In connection with a Change in Control or a transaction described in Section 10(a), the Committee may also, in its discretion, permit the replacement of any or all outstanding Awards with similar awards on the capital securities of the acquiror.

11.      NO RIGHT TO EMPLOYMENT, SERVICE OR AWARDS

         The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service relationship of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service relationship of such Participant at any time and/or at will for any or no reason with or without cause. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

         Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate thereof from adopting, adjusting or continuing in effect compensation arrangements, which may, but need not, provide for the grant of options, restricted shares, Shares and other types of Awards (subject to shareholder or the majority of independent directors' approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

12.      TAXES

         The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards, or other property) of any withholding taxes, employee social security or any other applicable deductions and, to the extent permitted by law, employer social security contributions due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes or contributions. Notwithstanding any provisions in the Plan to the contrary, only the amount of Shares deliverable in connection with an Award that are determined to be necessary to satisfy statutory withholding or contribution requirements will be withheld.

13.      SUCCESSORS AND ASSIGNS

         The Plan and any Award granted thereafter shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and


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the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

14.      NONTRANSFERABILITY OF AWARDS

         Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution; provided, however, an Award may be transferred to one or more transferees during the lifetime of the Participant and may be exercised by such transferees in accordance with the terms of the Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions that the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales of Shares will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). An Award exercisable after the death of a Participant may be exercised by the beneficiaries, personal representatives or distributees of the Participant. A beneficiary, transferee or other person claiming any rights under the Plan from or through the Participant shall be subject to all terms and conditions of the Plan, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

15.      AMENDMENT OR TERMINATION

         The Board may amend, alter or discontinue the Plan or any portion thereof or any Award granted thereunder at any time, but no amendment, alteration or discontinuation shall be made which, without (i) the consent of a Participant, would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan, (ii) the approval of the shareholders would directly or indirectly reduce or have the effect of reducing the Exercise Price of any Option as established at the time of grant, whether through amendment, cancellation, replacement grants, or by any other means, except as provided in Section 10(a), or (iii) the approval of the majority of the independent directors of the Board (at any time before June 30, 2005) and the shareholders of the Company (at any time), would (except as provided in Section 10 of the Plan) increase the total number of Shares reserved for purposes of the Plan; provided, however, that the Committee may amend the Plan or any Award granted thereunder in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

16.      INTERNATIONAL PARTICIPANTS

         With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions; provided that such amendment or other modification (including any such sub-plan) shall not increase the total number of shares reserved for purposes of the Plan without the approval of the majority of the independent directors of the Board (at any time before June 30, 2005) and the shareholders of the Company (at any time).

         Pursuant to applicable law or for the convenience of Participants, any part of the Plan, any Award documents or any communications to Participants regarding the Plan may be translated into a language other than English. While any such translation shall constitute the Company's best efforts to comply with such applicable law or to assist Participants, in the event of any conflict or


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inconsistency between the English version and a non-English version, the English version shall prevail.

17.      CHOICE OF LAW

         Unless otherwise specified, the Plan and any Award granted thereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws. In the event of any conflict or inconsistency between the Plan and an Award document, the Plan shall prevail.

18.      EFFECTIVENESS OF THE PLAN

         The Plan shall be effective as of the Effective Date.


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